Exhibit 99.1

          Possis Receives New FDA Approval for Spiroflex(R) VG Catheter

               Device Now Cleared for Coronary Blood Clot Removal

     MINNEAPOLIS--(BUSINESS WIRE)--April 4, 2007--Possis Medical, Inc. (NASDAQ:POSS), a developer, manufacturer and distributor of pioneering medical devices used in endovascular procedures, today announced that its AngioJet(R) Spiroflex(R) VG rapid exchange catheter has been approved by the U.S. Food and Drug Administration (FDA) for blood clot (thrombus) removal in coronary conduits. Introduced in July 2006 for removing thrombus in larger peripheral arteries, today's new FDA approval allows the Spiroflex VG catheter to be marketed for use in saphenous vein bypass grafts in the heart and larger native coronary vessels.

     Sharing the same technology, Possis' Spiroflex VG and Spiroflex catheters are the company's most flexible and maneuverable rapid exchange catheters. The Spiroflex VG catheter provides more power than the Spiroflex catheter and is specifically designed for thrombus removal in larger peripheral and coronary vessels, while the Spiroflex catheter is uniquely suited for smaller coronary and peripheral vessel use. Both Spiroflex VG and Spiroflex catheters are now marketed for coronary and peripheral thrombus removal.

     "The Spiroflex VG and Spiroflex rapid exchange catheters offer a powerful combination for physicians and their patients in treating both coronary and peripheral thrombus," said Robert G. Dutcher, Possis chairman, president and CEO. "Our goal is to provide safe and effective devices to remove thrombus throughout the body's vascular system."

     Thrombus in coronary arteries and bypass grafts can cause lack of oxygen (ischemia) in the heart muscle and may lead to a damaging heart attack. Prompt removal of thrombus with the AngioJet System rapidly restores necessary blood flow. In addition, a recent study presented last fall at a key medical conference showed that in heart attack patients with large thrombus, AngioJet thrombectomy prior to drug-eluting stent placement reduced the potential for life-threatening complications, including stent thrombosis. More than one million patients suffer from heart attacks in the United States every year.

     With its rapid exchange design platform, unique polymer-clad spiral-cut shaft technology, enhanced soft tip and patented Cross-Stream(R) technology, the Spiroflex VG catheter offers several performance benefits, including:

     -- Increased trackability inside the vessel;

     -- Improved crossing in difficult anatomy; and

     -- Fast and effective 360-degree thrombus removal.

     In Europe and other international markets, the Spiroflex VG catheter is marketed for peripheral arterial use. With the new U.S. approval for coronary in hand, the company expects to submit for coronary approval for key international markets soon. According to Possis, anticipated revenue from Spiroflex VG catheter sales is reflected in the company's current guidance.

     Said Dutcher, "This approval represents the fourth we have received from the FDA in four months, illustrating our ongoing commitment to bring new technology to market. We look forward to sharing the benefits of the Spiroflex VG catheter with physicians across the country."

     About Possis Medical, Inc.

     Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The Company's AngioJet(R) System is the world's leading mechanical thrombectomy system with FDA approval to remove large and small thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

     Certain statements in this press release constitute "forward-looking statements" within the meaning of Federal Securities Laws. Some of these statements relate to new product introductions and market potential. These statements are based on our current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. A discussion of these and other factors that could impact the Company's future results are set forth in the cautionary statements included in the Company's Form 10-K for the year ended July 31, 2006, filed with the Securities and Exchange Commission.


     CONTACT: Possis Medical, Inc.
              Jules L. Fisher, 763-450-8011
              Vice President, Finance and
              Chief Financial Officer
              Jules.Fisher@possis.com